CNL Strategic Capital, LLC 8-K

Exhibit 10.6

aMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made and entered into effective as of the 16th day of September, 2021, by and between CNL STRATEGIC CAPITAL, LLC, a Delaware limited liability company whose address is 450 South Orange Avenue, Suite 1400, Orlando, Florida 32801 (“Pledgor”), and UNITED COMMUNITY BANK a South-Carolina state-chartered bank DBA SEASIDE BANK AND TRUST, whose address is 700 W. Morse Blvd, Suite 100, Winter Park, FL 32789 (“Secured Party”);

W I T N E S S E T H:

WHEREAS, Secured Party has made available to CNL Strategic Capital B, Inc. (“Borrower”) a confirmed guidance line of credit loan in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the “Loan”) to and

WHEREAS, The Loan is evidenced by a certain Second Amended and Restated Promissory Note from Borrower to Lender of even date herewith in the amount of $20,000,000.00 (as may be amended from time to time, the “First Note”) and by a certain LOC Increase Promissory Note from Borrower to Lender of even date herewith in the amount of $5,000,000.00 (as the same may be amended from time to time, the “Second Note” and together with the First Note, the “Notes”) and the terms of the Loan are governed by that certain Second Amended and Restated Loan Agreement of event date herewith between Borrower and Lender (as may be amended from time to time, the “Loan Agreement”); and

WHEREAS, to induce Secured Party to make the Loan, Pledgor wishes to grant to Secured Party a security interest in and a lien and encumbrance upon the Collateral more particularly hereinafter described.

NOW THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth and for other good and valuable considerations, the parties hereto agree as follows:

1.    Creation of Security Interest: To secure the performance and payment of the obligations of Borrower to Secured Party pursuant to the Notes and related loan documents, Pledgor hereby grants to Secured Party a present security interest in the Collateral described below, and in its expectancy to acquire Collateral in the ordinary course of its business.

2.    Collateral: The Collateral of this Agreement consists of any Subscription Agreement Funds. “Subscription Agreement Funds” is defined to mean any and all capital raised from investors for the benefit of Pledgor, less amounts retained by transfer agents, paid to placement agents, or similar amounts deducted in the ordinary course of such transactions.

3.    Protection of Security Interest: Pledgor shall take any and all steps reasonably necessary to protect the priority of the security interest granted herein, and in pursuance of this obligation, Pledgor agrees that:

a.        Pledgor will sign and execute, alone or with Secured Party, any Financing Statement, amended Financing Statement, Renewal or Continuation of Financing Statement or other document or procure any documents and pay all connected costs, necessary to protect the security interest granted under this Agreement against the rights or interests of third persons.

b.        Pledgor will reimburse Secured Party, on demand, for all costs, including reasonable attorneys’ fees, incurred for any action taken by Secured Party to remedy a default of Borrower which Secured Party elects pursuant to its rights under this Agreement.

4.    Secured Party’s Obligations: Secured Party shall pay and advance to Borrower the funds evidenced by the Notes and secured by this Agreement; said funds to be advanced from time to time in accordance with the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender regarding the Loan (the “Loan Agreement”).

5.    Default: Misrepresentation or misstatement in connection with, noncompliance with or nonperformance of Borrower or Pledgor’s obligations or agreements under this Agreement, the Notes, the Loan Agreement or any other loan document executed in connection therewith, shall constitute a default under this Agreement. In addition, Pledgor shall be in default of this Agreement if Borrower or any guarantor of the Loan shall (a) consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of Borrower’s or Guarantor’s assets, or (b) be adjudicated as bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, or (c) make a general assignment for the benefit of creditors, or (d) file a petition or answer seeking reorganization or arrangement with creditors, or to take advantage of any insolvency law, or (e) file an answer admitting the material allegations of a petition filed against the Borrower in any bankruptcy, reorganization or insolvency proceeding, or (f) itself take action for the purpose of effecting any of the foregoing, or (g) if any order, judgment or decree shall be entered upon an application of a creditor or Borrower by a Court of competent jurisdiction approving a petition seeking appointment of a receiver or trustee of all or a substantial part of the Borrower’s assets and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days.

6.    Consequences of Default: Upon the occurrence and during the continuance of any such default referred to in Paragraph 5 above or at any time thereafter, Secured Party may, at its option, declare all indebtedness secured hereby to be immediately due and payable without demand or notice of any kind whatsoever, and such indebtedness thereupon shall immediately become and be due and payable without demand or notice, but with such adjustments, if any, with respect to interest or other charges as may be provided for in the Notes, Loan Agreement or other written agreements between Borrower and Secured Party.

7.    Secured Party’s Rights and Remedies: Secured Party shall have available to it the following rights and remedies:

a.        Right to Assign: Secured Party may assign this Agreement, and if Secured Party does so, the Assignee shall be entitled to the performance of all of Pledgor’s obligations and agreements hereunder and to all the rights and remedies of Secured Party hereunder, and Pledgor expressly agrees that it will not assert any claims or defenses they may have against Secured Party against the Assignee except those granted in this Agreement.

b.        Right of Enforcement: Secured Party shall have and may exercise any and all rights of enforcement and remedies before or after default afforded to a Secured Party under the Uniform Commercial Code in force in the State of Florida as of the date of this Agreement or the date of Borrower’s default, together with any and all other rights and remedies otherwise provided and available to Secured Party by law; and, in conjunction with and in addition to those rights, at Secured Party’s discretion, Secured Party may:

(i)        Waive any default or remedy any default in any reasonable manner without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

(ii)       Exercise its rights under any financing statements filed in connection herewith in the same proceeding.

8.    Rights and Remedies of Pledgor: Pledgor shall have all the rights and remedies during the continuance of any default as provided in the Uniform Commercial Code in force in the State of Florida at the date of this Agreement, together with all other rights and remedies provided by law.

9.    Additional Agreements and Affirmations of Pledgor: Pledgor agrees, affirms and warrants that all information supplied and statements made by Pledgor in any financial or credit statements or applications for credit prior to the execution of this Agreement are true and correct in all material respects as of the date hereof and that at the time Secured Party’s security interest attaches to any of the Collateral or its proceeds, Pledgor will be the lawful owner of the Collateral with full right and authority to transfer any interest therein, and that Pledgor will make such further assurances as to prove title to the Collateral in Pledgor as may be reasonably required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever, and, further, Pledgor affirms and warrants that no Financing Statement covering the Collateral or its proceeds is on file in any public office and that, except for the security interest granted in this Agreement, there is no adverse lien, security interest or encumbrance in or on the Collateral.

10. Mutual Agreements: Pledgor and Secured Party mutually agree as follows:

a.        “Borrower,” “Pledgor” and “Secured Party” as used in this Agreement include the successors and assigns of those parties and shall be interpreted to mean the singular, plural, feminine, masculine or neuter as the context shall require or admit.

b.        The law governing this Agreement shall be that of the State of Delaware.

c.        This Agreement includes all amendments and supplements thereto and all assignments thereof, but neither Pledgor nor Secured Party shall be bound by an undertaking not expressed in writing.

d.        If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonable and properly given if mailed at least seven (7) days prior to the date of such disposition, postage prepaid, addressed to Pledgor at the address of Pledgor appearing on the records of Secured Party.

e.        The provisions of this Agreement are cumulative and are in addition to, and not in substitution for, the provisions of the Notes and Loan Agreement.

11.         Amendment and Restatement. This Amended and Restated Pledge Agreement amends, restates and replaces in its entirety that certain Pledge Agreement dated July 15, 2020 from Pledgor to Lender.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused these presents to be executed as of the day and year first above written.

PLEDGOR:

CNL STRATEGIC CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Tammy J. Tipton
Name:	Tammy J. Tipton
Title:	Chief Financial Officer

STATE OF FLORIDA

COUNTY OF ORANGE

Sworn to and subscribed before me ___ in person ___ by remote online notary the ____ day of September, 2021, by Tammy J. Tipton, as Chief Financial Officer and Treasurer of CNL STRATEGIC CAPITAL, LLC, a Delaware limited liability company in such capacity on behalf of the company. She is personally known to me or produced driver’s license as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped) Notary Public, State of Florida
Commission No.:
My Commission Expires:

SECURED PARTY:

UNITED COMMUNITY BANK DBA SEASIDE BANK AND TRUST

By:	/s/ Ed Timberlake
Name:	Ed Timberlake
Title:	Chair, Central Florida Board